Exhibit 99.1

FOR IMMEDIATE RELEASE

RVL Pharmaceuticals plc Reports Second Quarter 2023 Financial Results; Provides Update on Strategic Business Review

-- UPNEEQ® remains a significant potential value driver given its rapid early acceptance by providers, large total addressable market and untapped consumer opportunity --

-- Executed financing amendment with Athyrium, which, subject to certain conditions, would provide meaningful flexibility as part of our ongoing strategy to invest in UPNEEQ and drive growth --

-- The Company is in discussions with strategic targets that could accelerate UPNEEQ sales, broaden the Company’s portfolio and leverage the field force investment --

-- Second quarter 2023 UPNEEQ net product sales of $8.3 million and operating expenses of $14.4 million, down 2% and 32%, respectively, compared to the prior year period, highlighting lower baseline of operating expense --

-- The Company streamlined operating expense in order to extend runway, optimize marketing mix, and support strategic business development --

-- Initiated creative development for our 1st Branded Direct-to-Consumer (“DTC”) campaign --

-- E-Commerce platform, Elevate, rollout on track –

BRIDGEWATER, N.J., August 14, 2023 – RVL Pharmaceuticals plc (Nasdaq: RVLP) (“RVL” or the “Company”), a specialty pharmaceutical company focused on the commercialization of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or low-lying eyelid, in adults, today announced financial results for the three months ended June 30, 2023, and provided an update on its business review.

“During the past several months, we have focused on expense reduction to extend runway, optimize marketing mix, and support business development efforts. While this streamlining had a modest unfavorable impact on sales during the quarter, we have gained greater conviction that driving consumer awareness is the next lever that may unlock meaningful growth for UPNEEQ. Importantly, we have also compiled encouraging data around our large total addressable market, or TAM, and the exceptionally low level of consumer awareness for UPNEEQ,” stated Brian Markison, Chief Executive Officer of RVL.

“In addition, we have continued our strategic business review, and are in advanced discussions with certain companies that we could potentially partner with or acquire to support growth and integrate into our infrastructure with meaningful synergies,” continued Markison.

“We have been working closely with our lender, Athyrium, and have recently executed an amendment to our note purchase agreement in order to support our growth and business development strategy,” continued Markison.

“Looking ahead, we believe that UPNEEQ is a significant potential value driver. We expect that our future marketing mix will shift to the consumer to complement our personal selling efforts across the board. Conversions to Elevate, our new e-commerce platform, which is designed to enable us to offer subscription options to all of our customers and a Business-to-Business-to-Consumer (B-B-C) program for direct purchasing locations, are off to an encouraging start,” concluded Markison.

Second Quarter 2023 Financial Highlights

•	UPNEEQ net product sales were $8.3 million, a decrease of $0.1 million, or 2%, from the second quarter of 2022.

o	5,400 cumulative unique medical aesthetics practices had placed orders for UPNEEQ at quarter end, an increase of 13% from the end of the first quarter of 2023.

o	21,000 cumulative unique prescribers had written a paid prescription for UPNEEQ at quarter end, an increase of 6% compared to the end of the first quarter of 2023.

•	Total operating expenses were $28.3 million, inclusive of a $13.9 million impairment charge. Absent the impairment charge, total operating expenses were $14.4 million, a decrease of $6.9 million, or 32%, from the second quarter of 2022.

•	Net loss was $(23.9) million, compared to a net loss of $(12.1) million in the prior year period. Adjusted EBITDA[1] loss was $(7.4) million, compared to an Adjusted EBITDA loss of $(11.8) million in the second quarter of 2022.

•	At June 30, 2023, the Company had cash and cash equivalents of $19.2 million and senior secured indebtedness with aggregate principal maturities of $70.7 million.

Second Quarter 2023 Financial Results

Net product sales, relating entirely to sales of UPNEEQ, decreased by $0.1 million to $8.3 million in the three months ended June 30, 2023, as compared to $8.4 million in the three months ended June 30, 2022. The year-over-year decrease was primarily due to a decrease in sales volume partially offset by nominally higher pricing, partly attributable to a price increase implemented during April 2022.

1 Adjusted EBITDA is a non-GAAP financial measurement, see “Presentation of Non-GAAP Financial Measures.”

Total cost of goods sold, which relate exclusively to net product sales, decreased by $0.3 million to $1.9 million in the three months ended June 30, 2023, as compared to $2.2 million in the three months ended June 30, 2022. The year-over-year decrease was primarily driven by lower sales volumes and royalty expense, inclusive of contingent earn out obligations particular to the 2022 period.

Gross profit percentage from net product sales was 76% and 74% in the 2023 and 2022 periods, respectively, primarily reflecting lower royalty expense, inclusive of contingent earn out obligations.

Selling, general and administrative expenses decreased by $6.3 million to $13.9 million in the three months ended June 30, 2023, as compared to $20.2 million in the three months ended June 30, 2022. The year-over-year decrease was primarily driven by (i) $4.2 million in lower net compensation and training costs primarily relating to the absence of an eye care salesforce in the 2023 period, (ii) $0.9 million in lower insurance, rent, legal and other professional fees, (iii) $0.8 million in lower share-based compensation, and (iv) $0.2 million in lower marketing expenses for UPNEEQ.

Research and development expenses decreased by $0.7 million to $0.5 million in the three months ended June 30, 2023, as compared to $1.2 million in the three months ended June 30, 2022. The year-over-year decrease primarily reflects $0.3 million in lower project spending and $0.2 million in lower share-based compensation expense.

During the three months ended June 30, 2023, and following our discontinuance of marketing efforts associated with arbaclofen extended release, an In-Process Research and Development project-based intangible asset, we recognized impairment charges of $13.9 million. No such impairments were recognized in the three months ended June 30, 2022.

Total operating expenses were $28.3 million, inclusive of a $13.9 million impairment, in the three months ended June 30, 2023. Excluding the impairment, total operating expenses were $14.4 million, a decrease of $6.9 million, or 32%, compared to the three months ended June 30, 2022.

Total other non-operating activities represented $2.0 million of net expense and $3.3 million of net income in the three months ended June 30, 2023, and 2022, respectively. Net non-operating income or expense in the 2023 and 2022 periods was primarily influenced by fair value re-measurements required under our debt and warrants.

Net loss was $(23.9) million in the three months ended June 30, 2023, as compared to a $(12.1) million loss in the three months ended June 30, 2022. Adjusted EBITDA loss decreased by $4.4 million, or 38%, to a $(7.4) million loss in the three months ended June 30, 2023, as compared to an $(11.8) million loss in the three months ended June 30, 2022.

Liquidity

At June 30, 2023, the Company had cash and cash equivalents of $19.2 million and senior secured indebtedness with aggregate principal maturities of $70.7 million, which are reflected on its balance sheet at fair value of $57.3 million.

Presentation of Non-GAAP Financial Measures

In addition to our results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) throughout this press release, we also present Adjusted EBITDA loss, which is a non-GAAP financial measurement. Adjusted EBITDA loss represents earnings before interest, taxes, depreciation and amortization (or “EBITDA”) adjusted for (i) non-operating income or expense and (ii) the impact of certain non-cash, non-recurring or other items that are included in net loss and EBITDA that we do not consider indicative of our ongoing operating performance. In particular, our measurement of Adjusted EBITDA loss excludes the following from EBITDA: licensing-related revenues, net of transaction costs; divestiture-related contingent milestone payments, net of fees; changes in the fair value of our debt and interest expense and warrant liability recognized through earnings; gains or losses on the sale of product rights; impairments of intangible assets; asset disposal charges; debt financing costs; share-based compensation expense; severance expenses; foreign currency translation; legal settlements and expenses and other expenses.

We use Adjusted EBITDA loss for business planning purposes, in assessing our performance and in measuring our performance relative to that of our competitors. We also believe that Adjusted EBITDA loss provides investors with useful information to understand our operating results and analyze financial and business trends on a period-to-period basis. Adjusted EBITDA loss has important limitations as an analytical tool, however, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA loss is not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. Our definition of Adjusted EBITDA loss may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. Adjusted EBITDA loss is reconciled from net loss, the most comparable GAAP financial measure, in the attached table “RVL Pharmaceuticals plc - GAAP to Non-GAAP Reconciliations” at the end of this press release.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “targets,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, its results of operations, financial condition, liquidity, prospects, financial guidance, growth plan, strategies, trends and other events, particularly relating to sales of UPNEEQ, the rollout of Elevate, our next generation e-commerce portal, and our future marketing mix shift to consumers, expectations regarding our total addressable market and consumer awareness, plans to potentially partner with or acquire companies to support growth and integrate into our infrastructure and the potential synergies resulting from such partnership or acquisition, the continuation of historical trends, our ability to manage costs and service our debt and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: UPNEEQ’s ability to reach market acceptance by clinicians and patients; our ability to successfully commercialize UPNEEQ; our customers’ willingness to pay the price we charge for UPNEEQ; the results of our marketing and sales expenditures; our dependence on third-party suppliers and distributors for UPNEEQ; UPNEEQ’s ability to produce its intended effects; the impact of legal proceedings; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on March 20, 2023, and our Quarterly Report on Form 10-Q filed on May 11, 2023, and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this press release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call

As previously announced, RVL management will host its second quarter 2023 financial results conference call as follows:

Date	Monday, August 14, 2023
Time	8:30 a.m. ET
Register* (audio only)	Click here
Webcast (live and replay)	https://ir.rvlpharma.com/ under the “Investors & News” section

* Conference call participants should register to obtain their dial-in and passcode details. Please be sure to register using a valid email address.

IMPORTANT SAFETY INFORMATION

INDICATION

UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1% is indicated for the treatment of acquired blepharoptosis in adults.

WARNINGS AND PRECAUTIONS

•	Ptosis may be associated with neurologic or orbital diseases such as stroke and/or cerebral aneurysm, Horner syndrome, myasthenia gravis, external ophthalmoplegia, orbital infection and orbital masses. Consideration should be given to these conditions in the presence of ptosis with decreased levator muscle function and/or other neurologic signs.

•	Alpha-adrenergic agonists as a class may impact blood pressure. Advise UPNEEQ patients with cardiovascular disease, orthostatic hypotension, and/or uncontrolled hypertension or hypotension to seek medical care if their condition worsens.

•	Use UPNEEQ with caution in patients with cerebral or coronary insufficiency or Sjögren’s syndrome. Advise patients to seek medical care if signs and symptoms of potentiation of vascular insufficiency develop.

•	UPNEEQ may increase the risk of angle closure glaucoma in patients with untreated narrow-angle glaucoma. Advise patients to seek immediate medical care if signs and symptoms of acute narrow-angle glaucoma develop.

•	Patients should not touch the tip of the single patient-use container to their eye or to any surface, in order to avoid eye injury or contamination of the solution.

ADVERSE REACTIONS

Adverse reactions that occurred in 1-5% of subjects treated with UPNEEQ were punctate keratitis, conjunctival hyperemia, dry eye, blurred vision, instillation site pain, eye irritation and headache.

DRUG INTERACTIONS

•	Alpha-adrenergic agonists, as a class, may impact blood pressure. Caution in using drugs such as betablockers, anti-hypertensives, and/or cardiac glycosides is advised. Caution should also be exercised in patients receiving alpha adrenergic receptor antagonists such as in the treatment of cardiovascular disease, or benign prostatic hypertrophy.

•	Caution is advised in patients taking monoamine oxidase inhibitors which can affect the metabolism and uptake of circulating amines.

About RVL Pharmaceuticals plc

RVL Pharmaceuticals plc is a specialty pharmaceutical company focused on the commercialization of UPNEEQ® (oxymetazoline hydrochloride ophthalmic solution), 0.1%, for the treatment of acquired blepharoptosis, or low-lying eyelid, in adults. UPNEEQ is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Investor and Media Relations for RVL Pharmaceuticals plc

Lisa M. Wilson
In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

-Financial Tables Follow-

RVL Pharmaceuticals plc

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$19,159	$44,543
Accounts receivable and other receivables	1,932	3,031
Inventories, net	1,356	784
Prepaid expenses and other current assets	3,305	8,617
Total current assets	25,752	56,975
Property, plant and equipment, net	3,440	1,276
Operating lease assets	365	512
Indefinite-lived intangible assets	-	13,900
Goodwill	55,847	55,847
Total assets	$85,404	$128,510

Liabilities and Shareholders' Equity
Current liabilities:
Trade accounts payable	$2,530	$2,407
Accrued liabilities	7,857	15,395
Current portion of debt ($57,300 measured at fair value and representing $70,666 of aggregate unpaid principal at June 30, 2023)	57,748	1,432
Current portion of obligations under finance leases	10	10
Current portion of lease liability	197	435
Income taxes payable - current portion	50	44
Total current liabilities	68,392	19,723
Long-term debt (measured at fair value and representing $75,000 of aggregate unpaid principal at December 31, 2022)	—	55,500
Warrant liability	469	1,951
Long-term portion of obligation under finance leases	12	18
Long-term portion of lease liability	180	94
Income taxes payable - long term portion	—	70
Deferred taxes	25	61
Total liabilities	69,078	77,417
Shareholders' equity:
Ordinary shares	994	992
Additional paid in capital	620,055	619,323
Accumulated deficit	(604,723)	(569,222)
Total shareholders' equity	16,326	51,093
Total liabilities and shareholders' equity	$85,404	$128,510

RVL Pharmaceuticals plc

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net product sales	$8,258	$8,448	$17,090	$14,392
Royalty and licensing revenue	—	—	—	15,500
Total revenues	8,258	8,448	17,090	29,892
Cost of goods sold	1,946	2,227	4,245	4,371
Gross profit	6,312	6,221	12,845	25,521
Selling, general and administrative expenses	13,886	20,169	30,084	44,003
Research and development expenses	547	1,176	1,173	2,038
Impairment of intangible assets	13,900	—	13,900	—
Total operating expenses	28,333	21,345	45,157	46,041
Operating loss	(22,021)	(15,124)	(32,312)	(20,520)
Interest expense and amortization of debt discount	13	978	39	1,963
Change in fair value of debt and interest expense	3,144	(740)	10,493	304
Change in fair value of warrants	(805)	(3,455)	(1,482)	1,053
Other non-operating income, net	(371)	(78)	(5,806)	(5,115)
Total other non-operating expense (income)	1,981	(3,295)	3,244	(1,795)
Loss before income taxes	(24,002)	(11,829)	(35,556)	(18,725)
Income tax (benefit) expense	(113)	277	(55)	202
Net loss	$(23,889)	$(12,106)	$(35,501)	$(18,927)
Change in fair value of debt due to change in credit risk, net of tax	—	-	-	(1,700)
Comprehensive loss	$(23,889)	$(12,106)	$(35,501)	$(20,627)
Loss per ordinary share:
Basic and diluted	$(0.24)	$(0.14)	$(0.36)	$(0.23)
Weighted average ordinary shares outstanding:
Basic and diluted	99,370,291	83,580,906	99,345,933	83,535,655

RVL Pharmaceuticals plc

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(35,501)	$(18,927)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	187	180
Share compensation	731	2,418
Change in fair value of debt	6,134	(2,600)
Change in fair value of warrants	(1,482)	1,053
Impairment of intangible assets	13,900	—
Deferred income tax (benefit) expense	(37)	23
Gain on sale of fixed and leased assets	(166)	(94)
Amortization of deferred financing and loan origination fees	—	1,935
Change in operating assets and liabilities:
Accounts receivable and other receivables	1,099	300
Inventories, net	(572)	310
Prepaid expenses and other current and non-current assets	5,313	3,614
Trade accounts payable	124	1,659
Accrued and other current liabilities	(7,610)	(1,151)
Net cash used in operating activities	(17,880)	(11,280)
Cash Flows from Investing Activities:
Proceeds from sale of fixed and leased assets	166	94
Purchases of property, plant and equipment	(2,350)	(27)
Net cash (used in) provided by investing activities	(2,184)	67
Cash Flows from Financing Activities:
Payments on finance lease obligations	(5)	(4)
Payments on insurance financing loan	(984)	(1,802)
Payments for taxes related to net share settlement of share-based awards	(89)	(131)
Proceeds from issuance of ordinary shares under the ESP Plan	92	119
Debt repayments	(4,334)	—
Net cash used in financing activities	(5,320)	(1,818)
Net change in cash and cash equivalents	(25,384)	(13,031)
Cash and cash equivalents, beginning of period	44,543	40,444
Cash and cash equivalents, end of period	$19,159	$27,413

RVL Pharmaceuticals plc

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(23,889)	$(12,106)	$(35,501)	$(18,927)
Interest expense and amortization of debt discount	13	978	39	1,963
Income tax (benefit) expense	(113)	277	(55)	202
Depreciation and amortization expense	94	91	187	180

EBITDA	(23,895)	(10,760)	(35,330)	(16,582)

Licensing-related revenues, net of transaction costs(1)	—	—	—	(15,000)
Divestiture-related contingent milestone payments, excluding fees(2)	—	—	(5,000)	(5,000)
Debt financing costs(3)	—	—	575	150
Change in fair value of debt and interest expense(4)	3,144	(740)	10,493	304
Change in fair value of warrants(4)	(805)	(3,455)	(1,482)	1,053
Impairment of intangible assets(5)	13,900	—	13,900	—
Share-based compensation expense	232	1,209	731	2,418
Severance expense	—	1,859	-	1,859
Foreign currency translation	33	48	67	62
Other	—	85	-	86
Adjusted EBITDA Loss	$(7,391)	$(11,754)	$(16,046)	$(30,650)

(1) - 2022 includes $15,500 in licensing revenue recognized in connection with an amendment of our License Agreement with Santen, effective March 31, 2022, net of a $500 transaction fee expense classified in selling, general and administrative expenses.
(2) - Relates to contingent gains related to milestone payments earned subsequent to the sale of our legacy business to Alora Pharmaceuticals.
(3) - 2023 relates to $575 in mandatory debt repayment fees, classified in selling, general and administrative expenses, incurred as a result of our receipt of a contingent milestone payment. 2022 relates to $150 in consent fees, classified in selling, general and administrative expenses, incurred with our lendor upon the issuance of waivers of mandatory repayments of debt following receipt of a contingent milestone payment.
(4) - Our senior secured notes issued under our Note Purchase Agreement, a material component of long-term debt, and our warrant liabilities, a material component of total liabilities have each been measured and carried at fair value since their issuance in October 2021. Changes in the fair value of debt and warrants are accounted for at fair value, inclusive of related accrued interest expense in respect of debt, and are presented as periodic gains or losses in our consolidated statements of operations and comprehensive loss.
(5) - Relates to non-cash impairment charges associated with arbaclofen extended release, an In-Process Research and Development project-based intangible asset.